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                                                                  Exhibit (4)(b)




                       MAXIMUM ANNIVERSARY VALUE OPTIONAL
                            DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

This Endorsement modifies the "DEATH PROVISIONS" section in the Contract, as set forth below.

The following is added to the "DEFINITIONS" section of the Contract:

    "DEATH BENEFIT ADJUSTMENT" - Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal a, b or c, whichever is applicable, as follows:

        (a) Where only Purchase Payment(s) or Gross Purchase Payment(s) are received after the specified point in time, the dollar value of the Purchase Payments or Gross Purchase Payment(s) will be added to the Death Benefit payable; or

        (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Contract Value was reduced at the time of the Withdrawal; or

        (c) Where Purchase Payment(s) or Gross Purchase Payment(s) have been received and Withdrawals made after the specified point in time, the Death Benefit amount payable will be adjusted by Purchase Payment(s) or Gross Purchase Payment(s) received after a specified point in time, reduced by any Withdrawal, received after that specified point in time in the same proportion that the Contract Value was reduced at the time of the Withdrawal.

If on the Contract Date the Maximum Anniversary Value death benefit was elected, and the Owner dies before the Annuity Date, the following provisions apply:

MAXIMUM ANNIVERSARY OPTIONAL DEATH BENEFIT CHARGE

The annualized Maximum Anniversary Death Benefit Charge is as shown on the Contract Data Page.

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

If the Owner was age 82 or younger on the Contract Date, and death occurs prior to the Owner's 90th birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greatest of:

    (1) The Contract Value as of the later of (a) the date of death of the Owner and (b) the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

    (2) Gross Purchase Payment(s) received prior to the earlier of the Owner's 86th birthday or date of death, reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawal; or


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    (3) Maximum Anniversary Value that occurs prior to the Owner's 83rd birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:

        As of the date of receipt at our Annuity Service Center of all Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary; and a Death Benefit Adjustment for purchase payment(s) transacted since that Contract anniversary but prior to the Owner's 86th birthday and/or Withdrawals transacted since that Contract anniversary.

If the Owner was at least age 83 but younger than age 86 on the Contract Date, and death occurs prior to the Owner's 90th birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greater of:

    (1) The Contract Value as of the later of (a) the date of death of Owner and
        (b) for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

    (2) The lesser of:

        a) Gross Purchase Payment(s) received prior to the Owner's 86th birthday reduced for any Withdrawals in the same proportion that the Contract Value was reduced by such Withdrawal; or

        b) 125% of Contract Value as of the later of (a) the date of death of the Owner and (b) the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

        NOTE: In declining market environments, the death benefit payable may be less than the Purchase Payments received.

If the Owner was age 86 or older on the Contract Date or age 90 or older at the time of death, the death benefit will be the Contract Value as of the later of
(a) the date of death of the Owner and (b) the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary continues the Contract on the Continuation Date the death benefit payable upon the death of the Spousal Beneficiary will be as follows:

    If the Spousal Beneficiary was age 82 or younger on the Continuation Date and death occurs prior to the 90th birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greatest of:

        (1) The Contract Value as of the later of (a) the date of death of the Spousal Beneficiary and (b) the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        (2) Contract Value on the Continuation Date, and a Death Benefit Adjustment for Gross Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's 86th birthday and/or Withdrawals transacted after the Continuation Date; or

        (3) Maximum Anniversary Value after the Continuation Date that occurs prior to the Spousal Beneficiary's 83rd birthday. The Maximum Anniversary Value is equal to the greatest anniversary value attained from the following:


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            As of the date of receipt at our Annuity Service Center of all
            Required Documentation, anniversary value is equal to the Contract Value on a Contract anniversary and a Death Benefit Adjustment for purchase payment(s) transacted after that Contract anniversary but prior to the Spousal Beneficiary's 86th birthday and/or Withdrawals transacted since that Contract anniversary.

    If the Spousal Beneficiary was age 83 but younger than age 86 on the Continuation Date, and death occurs prior to the 90th birthday, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the death benefit and it will be the greater of:

        (1) The Contract Value as of the later of (a) the date of death of the Spousal Beneficiary and (b) the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

        (2) The lesser of:

            a) Contract Value on the Continuation Date, and a Death Benefit Adjustment for Gross Purchase Payment(s) transacted after the Continuation Date but prior to the Spousal Beneficiary's 86th birthday and/or Withdrawals transacted after the Continuation Date; or

            b) 125% of Contract Value as of the later of (a) the date of death of the Spousal Beneficiary and (b) for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

    If the Spousal Beneficiary was age 86 or older on the Continuation Date or death occurs after the 90th birthday, the death benefit will be the Contract Value as of the later of (a) the date of death of the Spousal Beneficiary and (b) for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

The death benefit payable will accrue interest at Our current rate from the date of death to the date the death benefit is distributed.

Signed for the Company to be effective on the Contract Date.

FIRST SUNAMERICA LIFE INSURANCE COMPANY




                               /s/ JAY S. WINTROB
                               ------------------
                                 Jay S. Wintrob
                                   President


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